POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of MUNICIPAL SECURITIES INCOME TRUST and

each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                            DATE

/s/John F. Donahue                  Chairman and Trustee            October 4, 1999
John F. Donahue                     (Chief Executive Officer)

/s/Richard B. Fisher                President                       October 4, 1999
Richard B. Fisher

/s/J. Christopher Donahue           Executive Vice President        October 4, 1999
J. Christopher Donahue              and Trustee

/s/Richard J. Thomas                Treasurer                        October 4, 1999
Richard J. Thomas                   (Principal Financial and
                             Accounting Officer)

/s/Thomas G. Bigley                 Trustee                         October 4, 1999
Thomas G. Bigley

/s/Nicholas P. Constantakis         Trustee                         October 4, 1999
Nicholas P. Constantakis

/s/John T. Conroy, Jr.              Trustee                         October 4, 1999
John T. Conroy, Jr.

/s/William J. Copeland             Trustee*                        October 4, 1999
William J. Copeland

/s/James E. Dowd                   Trustee**                       October 4, 1999
James E. Dowd

/s/Lawrence D. Ellis, M.D.         Trustee                         October 4, 1999
Lawrence D. Ellis, M.D.

/s/Edward L. Flaherty, Jr.         Trustee*                        October 4, 1999
Edward L. Flaherty, Jr.

/s/Peter E. Madden                 Trustee                         October 4, 1999
Peter E. Madden

/s/John E. Murray, Jr.             Trustee                         October 4, 1999
John E. Murray, Jr.

/s/Wesley W. Posvar                Trustee*                        October 4, 1999
Wesley W. Posvar

/s/Marjorie P. Smuts               Trustee                         October 4, 1999
Marjorie P. Smuts


                                    *Resigned July 2, 1999
                                   **Resigned May 23, 1999

Sworn to and subscribed before me this 13th day of October, 1999

/s/Madeline P. Kelly
Madeline P. Kelly
Notarial Seal

Madeline P. Kelly, Notary Public
Baldwin Boro, Allegheny County
My Commission Expires Feb. 22, 2000

Member, Pennsylvania Association of Notaries